Exhibit 99.1

Global Cash Access Reports Second Quarter 2011 Results

Las Vegas, NV — August 9, 2011 - Global Cash Access Holdings, Inc. (the “Company”) (NYSE:GCA) today announced financial results for the quarter ended June 30, 2011.

Fiscal Second Quarter 2011 Results

Revenue was $135.1 million, a decrease of 14.1% compared to the $157.2 million in revenue recorded in the same quarter last year. This decrease was primarily attributable to the Company’s loss of its largest customer in late 2010 which accounted for approximately $21.3 million in revenue during the second quarter of 2010. In addition, revenue during the second quarter of 2011 was adversely impacted by the continued weakness in the gaming sector and consumer revolving credit.  Operating income was $7.1 million. The Company incurred approximately $1.6 million in one-time expenses in the quarter, consisting primarily of $1.2 million in one-time charges associated with additional depreciation and amortization expense associated with the final purchase price allocation of the acquisition of Western Money Systems in 2010 and approximately $0.4 million associated with executive severance costs.

Earnings before interest, taxes, depreciation and amortization (“EBITDA”) (see Non-GAAP Financial Information below) were $12.0 million, a decrease of 32.3% compared to the same period in the prior year’s second quarter. Income before tax in the second quarter of 2011 was $2.5 million, which included the one-time charges discussed above. Diluted earnings per share were $0.02 in the second quarter of 2011 (on 64.1 million diluted shares).  Cash EPS, which is earnings per share adjusted for non cash tax expenses were $0.04, and Cash EPS plus non cash stock compensation expense were $0.08 in the second quarter of 2011.  The one-time charges discussed above represented a reduction of approximately $0.02 of additional diluted earnings per share. One-time expenses added back to Cash EPS and non cash stock compensations expense were $0.10 per diluted earnings per share in the second quarter of 2011.  The Company’s tax rate for the quarter was 60.2% due to the forfeiture of previously expensed employee stock compensation.

“We are pleased to see stability in our sequential quarter results given the challenging economic environment of the past few years.” said Scott Betts, President and Chief Executive Officer of Global Cash Access.

2011 Outlook

With the current level of earnings and the anticipated benefit of lower debit interchange expenses resulting from the implementation of the Durbin Amendment beginning in the fourth quarter of 2011, the Company estimates that cash earnings per share for the fiscal year ending December 31, 2011  will be between approximately $0.38 and $0.43. EBITDA is anticipated to be between $58 million and $65 million.

The foregoing estimations reflect the following assumptions:

•                  2011 estimated outlook assumes a slight improvement in the gaming industry for the remainder of 2011;

•                  Range for effective tax rate for the full year between approximately 45% to 50%;

•                  Cash outlays for capital expenditures of between approximately $7 million and $9 million;

•                  Fully diluted shares outstanding for the full year of between approximately 64 million and 65 million; and

•                  Interest expense is based upon an increase in the LIBOR curve from 0.2% to 0.4%.

•                  The Durbin Amendment will be implemented on October 1, 2011 in its current form; and

•                  Our belief that the Company’s gross margins (exclusive of depreciation and amortization) for the year ended December 31, 2011, will increase by approximately 100 basis points as a result of such anticipated decreases in interchange expense resulting from the implementation of the Durbin Amendment.

For a full discussion of the Company’s results of operations for the quarter ended June 30, 2011, the anticipated impact of the Durbin Amendment on the Company’s results of operations for the year ended December 31, 2011, and certain risk factors with respect to our assumptions and beliefs with respect to the Durbin Amendment, please see the Company’s Form 10-Q for the period ended June 30, 2011, available on our website.

Investor Conference Call and Webcast

The Company will host an investor conference call to discuss its second quarter 2011 results today at 5:00 p.m. ET. The conference call can be accessed live over the phone by dialing (877) 941-4774 or for international callers (480) 629-9760.  A replay will be available one hour after the call and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 4459255.  The call will be webcast live from the Company’s website at www.gcainc.com under the Investor Relations section.

Non-GAAP Financial Information

In order to enhance investor understanding of the underlying trends in our business and to provide for better comparability between periods in different years, the Company is providing EBITDA, adjusted EBITDA and Cash EPS on a supplemental basis.  Reconciliations between GAAP measures and non-GAAP measures and between actual results and adjusted results are provided at the end of this press release.  EBITDA, adjusted EBITDA and Cash EPS are not measures of financial performance under United States Generally Accepted Accounting Principles (“GAAP”).  Accordingly, they should not be considered a substitute for net income, operating income or other income or cash flow data prepared in accordance with GAAP.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.  All statements included in this press release, other than statements that are purely historical, are forward-looking statements.  Words such as “going forward,” “believes,” “intends,” “expects,” “forecasts,” “anticipate,” “plan,” “seek,” “estimate” and similar expressions also identify forward-looking statements.  Forward-looking statements in this press release include, without limitation: (a) our estimates of 2011 cash earnings per share and EBITDA and the assumptions upon which they are based; (b) our assumption that there will be a slight improvement in the gaming industry for the remainder of 2011; (c) our assumption that the range of our effective tax rate for the full year 2011 will be between 45% and 50%; (d) our assumption for 2011 that cash outlays for capital expenditures will be between approximately $7 million and $9 million; (e) our assumption for 2011 that there will be approximately 64 million to 65 million diluted shares outstanding; (f) our assumption that there will be an increase in the LIBOR curve from 0.2% to 0.4% in 2011;  (g) our assumption that the Durbin Amendment will be implemented on October 1, 2011 in its current form, (h) our belief that the Company’s gross margins (exclusive of depreciation and amortization) for the year ended December 31, 2011, will increase by approximately 100 basis points as a result of such anticipated decreases in interchange expense resulting from the implementation of the Durbin Amendment and (i) our belief that EBITDA and cash EPS are widely-referenced financial measures in the financial markets and our belief that references to the foregoing are helpful to investors.

Our beliefs, expectations, forecasts, objectives, anticipations, intentions and strategies regarding the future, including without limitation those concerning expected operating results, revenues and earnings are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from results contemplated by the forward-looking statements, including but not limited to: (a) our belief that we should begin to see sequential improvement in our results during the remainder of 2011; (b) our belief that the resumption of our business in the United Kingdom in April, the opening of Galaxy Macau in May, our new customer product pipeline and our continued cost containment measures will translate into improving financial results in subsequent quarters; (c) unexpected issues with the development or commercialization of new products and services and the failure of gaming operators to employ such products; (d) unexpected inability to meet customer needs or accomplish our innovation objectives; (e) unexpected regulatory issues confronting the Company, including modifications to the Durbin Amendment or delays in the implementation of the Durbin Amendment;  (f) unexpected changes in the market and economic conditions; (g) reduced demand for or increased competition with our products and services that affects our 2011 revenue, diluted earnings per share, Cash EPS and EBITDA; (h) with respect to our expectation that the range of our effective tax rate will be between 45% and 50% for the full year 2011: (i) incurrence of expenses that are not deductible for tax purposes, and (ii) the entry into business lines or foreign countries with tax structures different from the ones we are currently subject to; (i) unexpected events that may require capital expenditures to materially differ from those expected; (j) unanticipated share issuances or redemptions; (k) inaccuracies in our assumptions as to the financial measures that investors use or the manner in which such financial measures may be used by such investors,

(l) the Company’s inability to accurately predict its taxable income, applicable tax rates and therefore its tax liabilities for future periods, (m) the possibility that the Company’s owners prior to conversion to a corporation change their calculation of gains in connection with the conversion and file amended tax returns, requiring a recalculation of the starting balance of the deferred tax asset and the annual amortization thereof, and (n) unanticipated changes in applicable income tax rates or laws; or changes in the valuation of the deferred tax asset.

The forward-looking statements in this press release are subject to additional risks and uncertainties set forth under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our filings with the Securities and Exchange Commission, including, without limitation, our registration statement on Form S-1 (No. 333-133996), our Annual Report filed on Form 10-K (No. 001-32622) on March 14, 2011, and are based on information available to us on the date hereof.  We do not intend, and assume no obligation, to update any forward-looking statements.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.

About Global Cash Access Holdings, Inc.

Las Vegas-based Global Cash Access, Inc. (“GCA”), a wholly owned subsidiary of Global Cash Access Holdings, Inc., is a leading provider of cash access products and related services to over 1,100 casinos and other gaming properties in the United States, Europe, Canada, the Caribbean, Central America and Asia. GCA’s products and services provide gaming patrons access to cash through a variety of methods, including ATM cash withdrawals, point-of-sale debit card transactions, credit card cash advances, check verification and warranty services, and Western Union money transfers. Through Western Money Systems, a wholly owned subsidiary, GCA is a leading manufacturer and distributor of cash handling devices and related software.  GCA also provides products and services that improve credit decision-making, automate cashier operations and enhance patron marketing activities for gaming establishments. With its proprietary database of gaming patron credit history and transaction data on millions of gaming patrons worldwide, GCA is recognized for successfully developing and deploying technological innovations that increase client profitability, operational efficiency and customer loyalty. More information is available at GCA’s Web site at www.gcainc.com.

CONTACT:

Investor Relations	Media Relations
Don Duffy, ICR	Liz Brady, ICR
203-682-8215	646-277-1226
IR@gcamail.com	lbrady@icrinc.com

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(amounts in thousands)

(unaudited)

	June 30,	December 31,
	2011	2010
ASSETS

Cash and cash equivalents	$25,256	$60,636
Restricted cash and cash equivalents	455	455
Settlement receivables	7,101	10,374
Other receivables, net	16,006	15,211
Inventory	5,217	3,845
Prepaid and other assets	16,041	8,200
Property, equipment and leasehold improvements, net	16,936	16,648
Goodwill	180,158	185,110
Other intangibles, net	29,111	26,368
Deferred income taxes	126,051	131,547

Total assets	$422,332	$458,394

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Settlement liabilities	$41,029	$59,741
Accounts payable	28,720	28,562
Accrued expenses	15,748	17,863
Borrowings	187,000	208,750

Total liabilities	272,497	314,916

COMMITMENTS AND CONTINGENCIES (NOTE 5)

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 500,000 shares authorized and 85,301 and 85,006 shares issued at June 30, 2011 and December 31, 2010, respectively.	85	85
Preferred stock, $0.001 par value, 50,000 shares authorized and 0 shares outstanding at June 30, 2011 and December 31, 2010, respectively.	—	—
Additional paid in capital	200,735	197,048
Retained earnings	91,547	88,796
Accumulated other comprehensive income	2,615	2,587
Treasury stock, at cost, 18,596 and 15,404 shares at June 30, 2011 and December 31, 2010, respectively.	(145,147)	(145,038)

Total stockholders’ equity	149,835	143,478

Total liabilities and stockholders’ equity	$422,332	$458,394

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
REVENUES

Cash Advance	$50,250	63,956	101,123	129,968
ATM	71,214	80,631	142,405	162,409
Check Services	6,924	7,914	13,335	15,588
Central Credit and other revenues	6,664	4,649	12,578	7,697

Total revenues	135,052	157,150	269,441	315,662

Cost of revenues (exclusive of depreciation and amortization)	(105,714)	(120,017)	(210,947)	(239,667)
Operating expenses	(17,289)	(19,338)	(33,394)	(38,296)
Amortization	(2,695)	(1,723)	(4,320)	(3,689)
Depreciation	(2,212)	(2,343)	(4,333)	(4,759)

OPERATING INCOME	7,142	13,729	16,447	29,251

INTEREST INCOME (EXPENSE)
Interest income	26	37	60	79
Interest expense	(4,633)	(4,178)	(9,814)	(8,540)
Loss on early extinguishment of debt	—	—	(943)	—

Total interest expense	(4,607)	(4,141)	(10,697)	(8,461)

INCOME BEFORE INCOME TAX PROVISION	2,535	9,588	5,750	20,790

INCOME TAX PROVISION	(1,526)	(3,643)	(2,999)	(7,900)

NET INCOME	1,009	5,945	2,751	12,890

PLUS: NET LOSS ATTRIBUTABLE TO MINORITY INTEREST	—	(61)	—	(56)

NET INCOME ATTRIBUTABLE TO GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES	1,009	5,884	2,751	12,834

Foreign currency translation, net of tax	7	(218)	28	(180)

COMPREHENSIVE INCOME	$1,016	$5,666	$2,779	$12,654

Earnings per share
Basic	$0.02	$0.09	$0.04	$0.19
Diluted	$0.02	$0.09	$0.04	$0.19

Weighted average number of common shares outstanding:
Basic	63,969	65,836	63,961	66,782
Diluted	64,094	67,926	64,117	68,869

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2011	2010	2011	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,009	$5,945	$2,751	$12,890
Adjustments to reconcile net income to cash (used in) provided by operating activities:
Amortization of financing costs	355	243	633	486
Amortization of intangibles	2,695	1,723	4,320	3,689
Depreciation	2,212	2,342	4,333	4,759
Loss (gain) on sale or disposal of assets	14	95	—	(48)
Provision for bad debts	1,254	1,350	2,741	2,802
Loss on early extinguishment of debt	—	—	943	—
Stock-based compensation	2,239	2,216	3,336	4,336
Changes in operating assets and liabilities:
Settlement receivables	13,828	94	18,301	18,381
Other receivables, net	2,813	(2,382)	1,099	2,114
Inventory	(3,611)	58	(4,008)	58
Prepaid and other assets	(692)	1,541	(2,269)	1,905
Deferred income taxes	1,436	3,542	2,755	7,647
Settlement liabilities	(18,320)	1,232	(33,755)	(21,419)
Accounts payable	(4,898)	(3,531)	152	2,969
Accrued expenses	(3,068)	7,193	(6,105)	2,355

Net cash (used in) provided by operating activities	(2,734)	21,661	(4,773)	42,924

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of Western Money Systems, net of cash	6	(15,352)	(14)	(15,352)
Purchase of property, equipment and leasehold improvements	903	(3,057)	(541)	(3,819)
Purchase of other intangibles	(351)	(631)	(792)	(1,027)
Other	—	(101)	—	(101)

Net cash used in investing activities	558	(19,141)	(1,347)	(20,299)

CASH FLOWS FROM FINANCING ACTIVITIES:
Defeasance of old credit facility	—	—	(208,750)	—
Repayments against old credit facility	—	(25,250)	—	(25,500)
Securing of new credit facility	—	—	214,000	—
Issuance costs of new credit facility	(158)	—	(7,099)	—
Repayments against new credit facility	(13,000)	—	(27,000)	—
Proceeds from exercise of stock options	264	3,348	351	5,538
Purchase of treasury stock	(57)	(25,135)	(109)	(25,675)

Net cash used in financing activities	(12,951)	(47,037)	(28,607)	(45,637)

				(continued)

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(amounts in thousands)

(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	2010	2011	2010
NET EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	$(148)	$57	$(653)	$392

NET DECREASE IN CASH AND CASH EQUIVALENTS	(15,275)	(44,460)	(35,380)	(22,620)

CASH AND CASH EQUIVALENTS - Beginning of period	40,531	106,608	60,636	84,768

CASH AND CASH EQUIVALENTS - End of period	$25,256	$62,148	$25,256	$62,148

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash paid for interest	$4,314	$1,142	$11,252	$8,564
Cash paid for taxes, net of refunds	$110	$115	$280	$359

OTHER DATA:

	2011	2010	2011	2010
Aggregate dollar amount processed (in billions):
Cash advance	$1.1	$1.3	$2.1	$2.6
ATM	$3.1	$3.5	$6.2	$7.1
Check warranty	$0.3	$0.4	$0.6	$0.6

Number of transactions completed (in millions):
Cash advance	2.1	2.7	4.2	5.5
ATM	17.4	20.1	35.0	40.7
Check warranty	1.1	1.3	2.2	2.6

GLOBAL CASH ACCESS HOLDINGS, INC. AND SUBSIDIARIES

Reconciliation of Diluted Cash Earnings Per Share to Diluted Earnings Per Share

and Operating Income to EBITDA

(amounts in thousands)

(unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2011	2010	2011	2010
Reconciliation of income from continuing operations to diluted cash earning

Income from continuing operations, net of tax	$1,009	$5,945	$2,751	$12,890
Plus: deferred tax amortization related to acquired goodwill or income tax provision (whichever is lower)	1,526	3,643	2,999	7,900
Cash earnings	$2,535	$9,588	$5,750	$20,790

Diluted cash earnings per share from continuing operations	$0.04	$0.14	$0.09	$0.30

Reconciliation of operating income to EBITDA
Operating income	$7,141	$13,729	$16,447	$29,251
Plus: amortization	2,695	1,723	4,320	3,689
depreciation	2,213	2,342	4,333	4,759
EBITDA	$12,049	$17,794	$25,100	$37,699
Equity compensation expense	2,239	2,214	3,336	4,336
Adjusted EBITDA	$14,288	$20,008	$28,436	$42,035

Weighted average number of common shares diluted outstanding	64,094	67,926	64,117	68,869

The Company provides Cash EPS in order to enhance investor understanding of the underlying trends in the Company’s business and to provide for better comparability between periods in different years.  Cash EPS is not a measure of financial performance under United States GAAP and should not be considered a substitute for net income, operating income or other income prepared in accordance with GAAP.

As discussed more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010, the Company recorded a tax asset (the “deferred tax asset”) upon its conversion from a limited liability company to a corporation.  The deferred tax asset was recorded for tax purposes but not for accounting purposes.  The deferred tax asset is amortized over 15 years for tax purposes, resulting in annual pretax income being lower for tax purposes than for financial accounting purposes, subject to certain limitations.  The Company computes Cash EPS by adding to its income the lesser of the amortized portion of the deferred tax asset or the amount of tax provisions made by the Company.